As filed with the Securities and Exchange Commission
                            on December 29, 1998


                         REGISTRATION NO. 333-62881


                   U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              -----------------

                               Post-Effective
                               Amendment No. 2
                                     to

                                  FORM SB-2
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                        NORTH EAST INSURANCE COMPANY
               (Name of small business issuer in its charter)

          MAINE                     6331                    01-0278387
        (State of       (Primary Standard Industrial      (IRS Employer
      Incorporation)     Classification Code Number)       I.D. Number)

                               482 PAYNE ROAD
                          SCARBOROUGH, MAINE 04074
                               (207) 883-2232
                 (Address and Telephone Number of Principal
              Executive Office and Principal Place of Business)

                              ROBERT G. SCHATZ
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               482 PAYNE ROAD
                          SCARBOROUGH, MAINE 04074
                               (207) 883-2232
          (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:

                           GREGORY S. FRYER, ESQ.
                             VERRILL & DANA, LLP
                             ONE PORTLAND SQUARE
                         PORTLAND, MAINE 04112-0586
                               (207) 774-4000


                        EXTENSION OF EXPIRATION DATE
                             OF RIGHTS OFFERING

      North East Insurance Company ("NEIC") has extended the Expiration Date of its Rights Offering to 5:00 p.m., Eastern Time, on January 12, 1999.

      Pursuant to this Registration Statement, NEIC is offering Common Stock at a price of $2.25 per share to its shareholders of record on November 9, 1998. Under the terms of the Rights Offering, NEIC reserved the right to extend the Expiration Date from time to time by filing an amendment to this Registration Statement and issuing a press release. The Rights Offering originally was scheduled to expire on December 22, 1998, was later extended to December 29, l998, and has now been extended to January 12, 1999.

      Eligible shareholders who wish to purchase shares in the Offering must submit a completed subscription certificate and appropriate payment to the Subscription Agent, as further described in the Prospectus dated November 12, 1998 for the Rights Offering (the "Prospectus"). Shareholders who have previously submitted proper documents and payment need not submit any further documents or payment in order to participate in the Offering.

      For a complete description of other terms of the Rights Offering, reference is made to the Prospectus, which is included as part of Amendment No. 1 to this Registration Statement, filed on November 12, 1998.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on this 29th day of December, 1998.

                                       NORTH EAST INSURANCE COMPANY

                                       By: /s/ Robert G. Schatz
                                           Robert G. Schatz
                                           President and Chief
                                           Executive Officer

Signature                  Title                           Date
---------                  -----                           ----

/s/ Robert G. Schatz       President, Chief Executive      December 29, 1998
Robert G. Schatz           Officer and Director

/s/ Ronald A. Libby        Chief Operating Officer         December 29, 1998
Ronald A. Libby

/s/ Graham S. Payne        Treasurer, Chief Financial      December 29, 1998
Graham S. Payne            Officer [principal accounting
                           officer]

____________________       Director
Edward B. Batal

/s/ Terence C. Cummings*   Director                        December 29, 1998
Terence C. Cummings

____________________       Director
Robert A. Hancock

/s/ Wilson G. Hess*        Director                        December 29, 1998
Wilson G. Hess

/s/ Joseph M. Hochadel*    Director                        December 29, 1998
Joseph M. Hochadel

/s/ Peter A. Russ*         Director                        December 29, 1998
Peter A. Russ

/s/ Bruce H. Suter*        Director                        December 29, 1998
Bruce H. Suter


  * By: /s/ Robert G. Schatz
        Robert G. Schatz, Attorney in Fact